[THE PROVO GROUP LOGO]

                   DiVall Insured Income Properties 2, L.P.
                                QUARTERLY NEWS

--------------------------------------------------------------------------------
A publication of The Provo Group, Inc.                    FIRST QUARTER 1998


WHY ALL THE INTEREST ... IN MY INTERESTS?
Madison, Wisconsin


Recently you may have been subject to the "feeding" frenzy occurring for your interests in the Partnership. A common question we are hearing is "why all the interest in my interests?"

As we have communicated to you before, it's really quite simple -- the interests you own in the Partnership offer immediate value to recent third-party tenderers such as U.S. Restaurant Properties, Inc., Smithtown Bay, LLC, and Whitney Year 2030.

Should you be tendering your interests to any of these parties? As your General Partner, we don't think so, particularly if you want to be the recipient of "full" value. We believe you should be the one receiving the final return on your long-term investment NOT someone who buys your interests at a discount for future profit opportunities.

In accordance with the Agreement of Limited Partnership, we have requested your consent to sell the properties in the Partnership -- which means that the Partnership will be dissolved following the sale of the assets and final distribution of the proceeds to you.

If a majority of Limited Partners are in agreement that the market conditions are favorable for producing maximized value on your interests through liquidation now, we will proceed with the sale of the properties and make a final distribution to you.

Although the strong interest in your interests may be causing you concern or confusion -- think of it this way, you have something they want, and you have control over whether they can have it or not.

                           ------------------------

                             OTHER NEWS INSIDE...

 .    Distributions More Than Budgeted........Distribution Highlights, pg 2

 .    First Quarter 1998 Property Sales...........Property Highlights, pg 3

[THE PROVO GROUP LOGO]

Page 2                             DiVall 2                               1 Q 98

                          ===========================

                            Distribution Highlights

 .    8.0% (approx.) annualized return from operations and 5.0% (approx.) non-
     annualized return of capital from a special distribution related to the two
     (2) Denny's property sales and a land easement granted to a property based on $33,000,000 ("net" remaining initial investment).

 .    $50.24 per unit (approx.) for the First Quarter 1998 from both cash flow from operations and investing activities.

     (NOTE:  Original units were purchased for $1,000/unit.)

 .    $2,325,000 total amount distributed for the First Quarter 1998 which was
     $175,000 more than projected.

     The "higher" than budgeted distribution is primarily due to better than expected collection of rents receivable, including percentage rents billed during the First Quarter 1998.

 .    $913.00 to $715.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (February 1990), respectively. (NOTE: Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities.)

                          ===========================

                 Statements of Income and Cash Flow Highlights

 .    7% increase in "total" operating revenues from projections.

 .    21% increase in "total" expenses from projections.

 .    2% increase in net income from projections.


 .    $87,000 more than budgeted operating revenues were received by the
     Partnership for several reasons, from one month's rent collected on the "sold" Denny's; higher than expected interest income received on these two
     (2) property sales; previously written off equipment lease payments were received on the Denny's lease; and vacancies did not occur as budgeted.

 .    Property appraisals in the amount of $58,000 were accrued at the quarter's end in connection with the proposed liquidation of the partnership.

[THE PROVO GROUP LOGO]

Page 3                             DiVall 2                               1 Q 98

                          ===========================

                              Property Highlights

                                   Vacancies
                                   ---------

 .  Denny's restaurant (Twin Falls, ID) was vacant at March 31, 1998. Management is currently working with the tenant to relet this property.
            (NOTE: This tenant continues to make rental payments.)

                               Rents Receivable
                               ----------------

 .    Applebee's (Columbus, OH) was $9,700 delinquent in percentage rent at March
     31, 1998. Scheduled rent is current.

 .    Popeye's (Park Forest, IL) was $25,000 delinquent in percentage rent only at March 31, 1998. (NOTE: This tenant has since paid $10,000 toward this delinquency.)

                                Property Sales
                                --------------

    .  Denny's restaurants located in Daytona Beach and New Smyrna, Florida, were both sold during the First Quarter 1998.

                          ===========================

                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1998 through March 31, 1998.

                                             Distribution         Capital
                                             Analysis             Balance
                                             -------------        -----------
Original Capital Balance                           --             $46,280,300
Cash Flow From Operations Since Inception     $24,526,890             --
Total Distributions Since Inception           (37,838,868)            --
                                             ------------
(Return) of Capital                          ($13,311,978)        (13,311,978)
                                             ============         -----------

"Net" Remaining Initial Investment
       by Original Partners                        --             $32,968,322
                                                                  ===========

   (NOTE: For a more individualized discussion of return of capital contact
                             Investor Relations.)

[THE PROVO GROUP LOGO]

Page 4                             DiVall 2                               1 Q 98


                          ===========================

                              Questions & Answers

              .  When can I expect my next distribution mailing?

      Your distribution correspondence for the Second Quarter of 1998 is scheduled to be mailed on
                               August 14, 1998.

                                     * * *

================================================================================

For questions or additional information, please contact Investor Relations at:
                       1-800-547-7686 or 1-608-244-7661

               All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.

    Post Office Box 8673                                  1410 Northport Drive
Madison, Wisconsin 53708-8673                           Madison, Wisconsin 53704

                              (FAX 608-244-7663)

================================================================================

                                 DIVALL INSURED INCOME PROPERTIES 2 L.P.
                               STATEMENTS OF INCOME AND CASH FLOW CHANGES
                             FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
---------------------------------------------------------------------------------------------------------
                                                                  PROJECTED       ACTUAL       VARIANCE
                                                                  ---------------------------------------
                                                                     1ST           1ST
                                                                   QUARTER       QUARTER        BETTER
    OPERATING REVENUES                                             3/31/98       3/31/98       (WORSE)
                                                                  -----------  ------------  ------------
      Rental income                                               $  613,634   $   674,321   $    60,687
      Interest income                                                 26,550        38,838        12,288
      Gain on sale of assets                                         556,227       556,227             0
      Other income                                                    12,001        25,955        13,954
                                                                  -----------  ------------  ------------
    TOTAL OPERATING REVENUES                                      $1,208,412   $ 1,295,341   $    86,929
                                                                  -----------  ------------  ------------
    OPERATING EXPENSES
      Insurance                                                   $    6,624   $     5,793   $       831
      Management fees                                                 44,965        44,757           208
      Overhead allowance                                               3,627         3,611            16
      Advisory Board                                                   3,600         4,158          (558)
      Administrative                                                  26,364        30,977        (4,613)
      Professional services                                            5,450         6,427          (977)
      Appraisals                                                           0        56,150       (56,150)
      Disposition fees                                                66,000        66,000             0
      Auditing                                                        19,500        19,383           117
      Legal                                                            7,500        16,797        (9,297)
      Defaulted tenants                                                2,850        (1,011)        3,861
                                                                  -----------  ------------  ------------
    TOTAL OPERATING EXPENSES                                      $  186,480   $   253,042   $   (66,562)
                                                                  -----------  ------------  ------------
    GROUND RENT                                                   $   31,200   $    32,493   $    (1,293)
                                                                  -----------  ------------  ------------
    INVESTIGATION AND RESTORATION EXPENSES                        $      474   $       414   $        60
                                                                  -----------  ------------  ------------
    NON-OPERATING EXPENSES
      Depreciation                                                $  105,798   $   105,797   $         1
      Amortization                                                     2,313         2,313             0
                                                                  -----------  ------------  ------------
    TOTAL NON-OPERATING EXPENSES                                  $  108,111   $   108,110   $         1
                                                                  -----------  ------------  ------------
    TOTAL EXPENSES                                                $  326,265   $   394,059   $   (67,794)
                                                                  -----------  ------------  ------------
    NET INCOME                                                    $  882,147   $   901,282   $    19,135

    OPERATING CASH RECONCILIATION:                                                             VARIANCE
                                                                                             ------------
      Depreciation and amortization                                  108,111       108,110            (1)
      Gain on sale of assets                                        (556,227)     (556,227)            0
      (Increase) Decrease in current assets                           95,280       205,205       109,925
      Increase (Decrease) in current liabilities                     (87,391)        1,514        88,905
      (Increase) Decrease in cash reserved for payables               42,871           800       (42,071)
      Advance from current cash flows for future distributions        (1,200)       (1,200)            0
                                                                  -----------  ------------  ------------
    Net Cash Provided From Operating Activities                   $  483,591   $   659,484   $   175,893
                                                                  -----------  ------------  ------------
  CASH FLOWS FROM (USED IN) INVESTING
      AND FINANCING ACTIVITIES
      Recoveries from former G.P. affiliates                               0             0             0
      Proceeds from property sales                                 1,666,675     1,665,625        (1,050)
                                                                  -----------  ------------  ------------
    Net Cash Provided From Investing And Financing
      Activities                                                  $1,666,675   $ 1,665,625   $    (1,050)
                                                                  -----------  ------------  ------------

    Total Cash Flow For Quarter                                   $2,150,266   $ 2,325,109   $   174,843

    Cash Balance Beginning of Period                               1,322,532     1,449,785       127,253
    Less 4th quarter distributions paid 2/98                        (875,000)     (875,000)            0
    Change in cash reserved for payables or future distributions     (41,671)          400        42,071
                                                                  -----------  ------------  ------------
    Cash Balance End of Period                                    $2,556,127   $ 2,900,294   $   344,167


    Cash reserved for 1st quarter L.P. distributions              (2,150,000)   (2,325,000)     (175,000)
    Cash reserved for payment of payables                           (125,000)     (316,200)     (191,200)
                                                                  -----------  ------------  ------------
    Unrestricted Cash Balance End of Period                       $  281,127   $   259,094   $   (22,033)
                                                                  ===========  ============  ============
---------------------------------------------------------------------------------------------------------
                                                                  PROJECTED       ACTUAL       VARIANCE
                                                                  ---------------------------------------
 *  Quarterly Distribution                                        $2,150,000   $ 2,325,000   $   175,000
    Mailing Date                                                    5/15/98     (enclosed)        -
---------------------------------------------------------------------------------------------------------
 * Refer to distribution letter for detail of quarterly distribution.

[INSERT LOGO]
TheProvoGroup


PROJECTIONS FOR
DISCUSSION PURPOSES
                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1998 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO           (Note 1)

                                             ------------------------------     -------------------------------------------------
                                                  REAL ESTATE                            EQUIPMENT
                                             ------------------------------     -------------------------------------------------
                                                          ANNUAL                   LEASE                    ANNUAL
------------------------------------                       BASE         %       EXPIRATION                  LEASE           %
CONCEPT               LOCATION                  COST       RENT       YIELD        DATE            COST    RECEIPTS       RETURN
------------------------------------         ------------------------------     -------------------------------------------------
APPLEBEE'S          COLUMBUS, OH             1,059,465   135,780     12.82%                       84,500         0         0.00%

BLOCKBUSTER         OGDEN, UT                  646,425   100,554     15.56%

RED APPLE REST.     CEDAR RAPIDS, IA           660,156    54,000      8.18%

DENNY'S  (2) (3)    PHOENIX, AZ                295,750    39,000     13.19%                      224,376         0         0.00%
DENNY'S             PHOENIX, AZ                972,726    65,000      6.68%                      183,239         0         0.00%
DENNY'S  (2)        PHOENIX, AZ                865,900    86,000      9.93%                      221,237         0         0.00%
DENNY'S             TWIN FALLS, ID             699,032    83,200     11.90%     04/30/99         190,000    37,860        19.93%
DENNY'S  (2) (3)    PHOENIX, AZ                500,000    37,000      7.40%                       14,259         0         0.00%

HARDEE'S (5)        S MILWAUKEE, WI            808,032    64,000      7.92%
HARDEE'S (5)        HARTFORD, WI               686,563    64,000      9.32%
HARDEE'S (5)        MILWAUKEE, WI            1,010,045    76,000      7.52%                (4)   260,000         0         0.00%
                                                                                                 151,938         0         0.00%
HARDEE'S (5)        FOND DU LAC, WI            849,767    88,000     10.36%                (4)   290,469         0         0.00%
HARDEE'S (5)        MILWAUKEE, WI                    0         0      0.00%                      780,000         0         0.00%

HOOTER'S            R. HILLS, TX             1,246,719    95,000      7.62%

HOSTETTLER'S        DES MOINES, IA             845,000    66,000      7.81%                       52,813         0         0.00%

KFC                 SANTA FE, NM               451,230    60,000     13.30%

MIAMI SUBS          PALM BEACH, FL             743,625    39,000      5.24%
------------------------------------         ------------------------------     -------------------------------------------------

--------------------------------------------------
ORIGINAL EQUITY                        $46,280,300
NET DISTRIBUTION OF
 CAPITAL SINCE INCEPTION               $13,311,978
                                       -----------
CURRENT EQUITY                         $32,968,322
                                       -----------
--------------------------------------------------

--------------------------------       ----------
                                       TOTAL % ON
                                       32,968,322
               ANNUAL                    EQUITY
     COST     RECEIPTS    RETURN         RAISE
--------------------------------       ----------
  1,143,965   135,780     11.87%

    646,425   100,554     15.56%

    660,156    54,000      8.18%

    520,126    39,000      7.50%
  1,155,965    65,000      5.62%
  1,087,137    86,000      7.91%
    889,032   121,060     13.62%
    514,259    37,000      7.19%

    808,032    64,000      7.92%
    686,563    64,000      9.32%
  1,421,983    76,000      5.34%

  1,140,236    88,000      7.72%
    780,000         0      0.00%

  1,246,719    95,000      7.62%

    897,813    66,000      7.35%

    451,230    60,000     13.30%

    743,625    39,000      5.24%

--------------------------------       ----------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
     2: Rent is based on 12.5% of monthly sales. Rent projected for 1998 is based on 1997 sales levels.
     3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent. The annual base rent shown is net of the underlying ground lease rent.
     4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These leases were assumed by Hardee's Food Systems at a reduced rental rate from that stated in the original leases.

[LOGO OF PROVO GROUP]

                                                                                          -----------------------------------------
                                                                                          ORIGINAL EQUITY               $46,280,300
PROJECTIONS FOR                                                                           NET DISTRIBUTION OF
DISCUSSION PURPOSES                   DIVALL INSURED INCOME PROPERTIES 2 LP                 CAPITAL SINCE INCEPTION     $13,311,978
                                              1997 PROPERTY SUMMARY                                                     -----------
                                         AND RELATED ESTIMATED RECEIPTS                   CURRENT EQUITY                $32,968,322
                                                                                                                        ===========
                                                                                          -----------------------------------------
                                               -------------------------------         --------------------------------------------
PORTFOLIO           (Note 1)                             REAL ESTATE                                    EQUIPMENT
                                               -------------------------------         --------------------------------------------
                                                             ANNUAL                       LEASE                 ANNUAL
-------------------------------------                         BASE        %            EXPIRATION               LEASE      %
CONCEPT             LOCATION                      COST        RENT      YIELD             DATE         COST    RECEIPTS   RETURN
-------------------------------------          -------------------------------         --------------------------------------------
POPEYE'S            PARK FOREST, IL               580,938    77,280     13.30%

SUNRISE PS          PHOENIX, AZ                 1,084,503   127,920     11.80%                         79,219         0     0.00%
                                                                                                       19,013         0     0.00%
VILLAGE INN         GRAND FORKS, ND               739,375    84,000     11.36%

WENDY'S             AIKEN, SC                     633,750    90,480     14.28%
WENDY'S             CHARLESTON, SC                580,938    76,920     13.24%
WENDY'S             N. AUGUSTA, SC                660,156    87,780     13.30%
WENDY'S             AUGUSTA, GA                   728,813    96,780     13.28%
WENDY'S             CHARLESTON, SC                596,781    76,920     12.89%
WENDY'S             AIKEN, SC                     776,344    96,780     12.47%
WENDY'S             AUGUSTA, GA                   649,594    86,160     13.26%
WENDY'S             CHARLESTON, SC                528,125    70,200     13.29%
WENDY'S             MT. PLEASANT, SC              580,938    77,280     13.30%
WENDY'S             MARTINEZ, GA                  633,750    84,120     13.27%

CASH-A-CHECK        HALLANDALE, FL                792,188    30,000      3.79%

-------------------------------------          -------------------------------         --------------------------------------------

-------------------------------------          -------------------------------                   ----------------------------------
PORTFOLIO TOTALS (30 Properties)               21,906,628 2,315,154     10.57%                      2,551,063    37,860      1.48%
-------------------------------------          -------------------------------                   ----------------------------------


                                           ---------------------------------      ----------
                                                          TOTALS                  TOTAL % ON
                                           ---------------------------------      32,968,322
-------------------------------------                     TOTAL                     EQUITY
CONCEPT             LOCATION                  COST       RECEIPTS     RETURN         RAISE
-------------------------------------      ---------------------------------      ----------
POPEYE'S            PARK FOREST, IL           580,938      77,280     13.30%

SUNRISE PS          PHOENIX, AZ             1,182,735     127,920     10.82%

VILLAGE INN         GRAND FORKS, ND           739,375      84,000     11.36%

WENDY'S             AIKEN, SC                 633,750      90,480     14.28%
WENDY'S             CHARLESTON, SC            580,938      76,920     13.24%
WENDY'S             N. AUGUSTA, SC            660,156      87,780     13.30%
WENDY'S             AUGUSTA, GA               728,813      96,780     13.28%
WENDY'S             CHARLESTON, SC            596,781      76,920     12.89%
WENDY'S             AIKEN, SC                 776,344      96,780     12.47%
WENDY'S             AUGUSTA, GA               649,594      86,160     13.26%
WENDY'S             CHARLESTON, SC            528,125      70,200     13.29%
WENDY'S             MT. PLEASANT, SC          580,938      77,280     13.30%
WENDY'S             MARTINEZ, GA              633,750      84,120     13.27%

CASH-A-CHECK        HALLANDALE, FL            792,188      30,000      3.79%

-------------------------------------      ---------------------------------      ----------
                                           24,457,691   2,353,015      9.62%           7.14%
-------------------------------------      ---------------------------------      ----------
PORTFOLIO TOTALS (30 Properties)
-------------------------------------


Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.


                                  Page 2 of 2